UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2011

ANIMAL HEALTH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33273	71-0982698
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7 Village Circle, Suite 200

Westlake, Texas 76262

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code:

(817) 859-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 10, 2011, Animal Health Holdings, Inc. (formerly known as Animal Health International, Inc.) (the “Company”) executed a Joinder and Assumption Agreement pursuant to which it became a party as a borrower to that certain Credit Agreement dated as of June 10, 2011 (the “Credit Agreement”), by and among Animal Health International, Inc. (formerly known as Lextron, Inc.) and certain of its subsidiaries, as borrowers, U.S. Bank National Association, as administrative agent and certain other financial institutions party thereto.  The Credit Agreement provides senior secured financing of up to $265.0 million, which the Company used to repay is theretofore existing senior secured asset-based revolving and term loan credit facilities and finance a portion of the Merger (as defined below).  Pursuant to the Credit Agreement, the borrower may also use the proceeds of the facility for permitted capital expenditures, permitted acquisitions, working capital and general corporate purposes.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2011 at 5:00 p.m. Eastern Time, the Company completed its merger with Buffalo Acquisition, Inc. (the “Merger”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 14, 2011, by and among the Company, Buffalo Acquisition, Inc. (“Merger Sub”) and Lextron, Inc. (“Lextron”).  Following the closing of the Merger, Robert C. Hummel, John Adent and David R. Wagley were appointed to the Company’s board of directors by Lextron, as the Company’s sole stockholder.  The Company’s board of directors appointed Robert C. Hummel as Chairman, John Adent as President and Chief Executive Officer and David R. Wagley as Chief Financial Officer.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the effective time of the Merger on June 10, 2011, the certificate of incorporation and bylaws of the Company were amended and restated to read in their entirety as the certificate of incorporation and bylaws, respectively, of Merger Sub in effect immediately prior to the effective time of the Merger.  The amended and restated certificate of incorporation and amended and restated bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated by reference herein.

Following the closing of the Merger, the Company’s certificate of incorporation was further amended to change the name of the Company from Animal Health International, Inc. to Animal Health Holdings, Inc., effective as of 5:01 p.m. Eastern Time on June 10, 2011.

Item 9.01	Financial Statements and Exhibits.

 3.1          Fifth Amended and Restated Certificate of Incorporation of Animal Health International, Inc.

 3.2          Amended and Restated Bylaws of Animal Health International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

ANIMAL HEALTH HOLDINGS, INC.

By:	/s/ David R. Wagley
	Name:	David R. Wagley
	Title:	Chief Financial Officer

June 15, 2011